FIRST AMENDMENT TO

OPERATING AGREEMENT

OF

BEARD PINNACLE, LLC

This First Amendment to Operating Agreement of Beard Pinnacle, LLC is made this 21st day of February, 2006 (this “Amendment”), by Beard Technologies, Inc., an Oklahoma corporation (“BTI”), the sole member of Beard Pinnacle LLC (the “Company”), with respect to the following circumstances:

A.           The Operating Agreement of the Company was made and became effective on June 10, 2004 (the “Operating Agreement”).

B.           BTI wants to amend the Operating Agreement to provide that a Member’s interest in the Company (i.e., a Membership Interest) shall be evidenced by a certificate of membership interest issued by the Company and to provide other terms in connection therewith.

In consideration of the foregoing premises, BTI, being the sole Member of the Company, hereby amends and revises the Operating Agreement as follows:

1.            The Operating Agreement is hereby amended and revised by adding the following Article XVI to the Operating Agreement:

“ARTICLE XVI

CERTIFICATION OF MEMBERSHIP INTERESTS

6.1          Certificates. Each Member’s Membership Interest shall be evidenced by a certificate of membership interest in the form attached hereto at Exhibit C issued by the Company to each Member (“MI Certificate”). Each MI Certificate issued by the Company shall, for as long as this Agreement is in effect, contain and bear the following legend and wording:

The sale, conveyance, transfer, exchange, gift, disposition, divestment or assignment of, or the grant of any lien or security interest covering, the securities represented by this certificate, or any interest therein, is restricted by the terms of that certain Operating Agreement of Beard Pinnacle, LLC dated as of June 10, 2004, as amended (the “Company’s Operating Agreement”), a copy of which may be inspected at the Company's principal office. The Company’s Operating Agreement provides, among other things, that none of the securities, rights and benefits represented or evidenced by this certificate, or any interest therein, may be sold, disposed, given, conveyed, assigned, exchanged, transferred, mortgaged, encumbered, or subject to any lien or security interest, whether voluntarily, involuntarily or by operation of law, without compliance with the terms of the Company’s Operating Agreement. Any such sale, disposition, divestment, exchange, gift, assignment or transfer, or grant of lien or security interest, not in compliance with the terms of the Company’s Operating Agreement is prohibited and void ab initio.

6.2          Holders of Record. A record of the name and address of the holder of each MI Certificate and the date of issuance of the MI Certificate shall be made on the Company’s books. The Company shall be entitled to treat the holder of record of a Membership Interest as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any Membership Interest on the part of any other Person, whether or not it shall have express or other notice thereof, except as provided for in this Agreement, or as required by the applicable provisions of the Act or other applicable laws of Oklahoma superceding this Agreement.

6.3          Lost or Stolen Certificates. Any Person claiming the right to a MI Certificate in lieu of one lost, stolen, mutilated or destroyed shall give the Company an affidavit as to such Person’s ownership of the MI Certificate and of the facts which establish its loss, theft, mutilation or destruction. Such Person shall also, if required by a Majority Vote of the Board of Managers, give the Company a bond or indemnity, in such form as may be approved by a Majority Vote of the Board of Managers, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, mutilation, destruction or theft of the MI Certificate or the issuance of a new MI Certificate.

6.4          Evidence of Transfer. Each assignment or transfer of any Membership Interest permitted to be made under this Agreement shall, except as provided in Section 6.3, be evidenced on the books of the Company only by direction of the Person named in the MI Certificate or such Person’s attorney-in-fact, lawfully constituted in writing, and only upon surrender for cancellation of the MI Certificate therefor, which shall be accompanied by a written assignment or other documentation evidencing the transfer of the Membership Interest evidenced thereby.”

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2.            The Operating Agreement is amended and revised by attaching and adding thereto the Exhibit C attached hereto at Exhibit “A”.

3.            This Amendment shall be binding upon and inure to the benefit of the Company and all the Members. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

4.            Any term that is defined in the Operating Agreement and not defined in this Amendment shall have the meaning given to that term in the Operating Agreement, regardless of whether that term is used in the recitals or body of this Amendment.

5.            Except as expressly amended and revised by this Amendment, all other terms and provisions of the Operating Agreement shall remain unchanged and in full force and effect.

BTI has caused this Amendment to be duly signed by an officer thereunto duly authorized, all effective as of the day and year first above written.

Beard Technologies, Inc.

By:        /s/ Herb Mee, Jr.

Name:	Herb Mee, Jr.

Title:        Vice President

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Exhibit “A”

Exhibit C

Certificate of Limited Liability Company

Interest in

Beard Pinnacle, LLC

No. __

This Certifies that _____________________________ is the registered holder of a Membership Interest, entitling such holder to the rights and privileges provided in the Operating Agreement of Beard Pinnacle, LLC, an Oklahoma limited liability company (the “Company”), as amended, transferable only on the books of the Company by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

“The sale, gift, conveyance, transfer, exchange, gift, disposition, divestment or assignment of, or the grant of any lien or security interest covering, the securities represented by this certificate, or any interest therein, is restricted by the terms of that certain Operating Agreement of Beard Pinnacle, LLC, dated as of June 10, 2004, as amended (the “Company’s Operating Agreement”), a copy of which may be inspected at the Company's principal office. The Company’s Operating Agreement provides, among other things, that none of the securities, rights and benefits represented or evidenced by this certificate, or any interest therein, may be sold, disposed, given, conveyed, assigned, exchanged, transferred, mortgaged, encumbered, or subject to any lien or security interest, whether voluntarily, involuntarily or by operation of law, without compliance with the terms of the Company’s Operating Agreement. Any such disposition, divestment, transfer or grant of lien or security interest not in compliance with the terms of the Company’s Operating Agreement is prohibited and void ab initio.”

In witness whereof, the Company has caused this Certificate to be signed by its Chairman or Vice Chairman on this _____ day of _____________, ______.

Beard Pinnacle, LLC

By:

Name:

Title: